UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2005

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On June 9, 2005, the Company issued a press release announcing strategic initiatives related to capital preservation and human resources. In an effort to maintain high levels of capital while addressing its problem loan portfolio, the Board of Directors elected to reduce the quarterly dividend on its common stock by $0.08 per common share at the June 8, 2005 meeting. The Board declared a quarterly cash dividend of $0.08 per common share, payable on July 1, 2005 to shareholders of record on June 20, 2005. In addition, the Board declared a quarterly dividend of $2.12 per share on Series B-1, 8.48% Preferred Stock and $0.75 per share on Series A, 3% Preferred Stock, payable on July 1, 2005 to shareholders of record on June 20, 2005. The press release also references the previously announced loan sale and other actions under consideration.

The information in this Current Report on Form 8-K, including Exhibit 99.1 is furnished pursuant to Item 8.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

June 9, 2005	By:	Ronald A. Miller

Name: Ronald A. Miller
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release